Exhibit 21.1

SUBSIDIARIES OF BIOHORIZONS, INC.

BioHorizons Implant Systems, Inc., a Delaware corporation (1)

Implant Logic Systems, Ltd., a New York corporation (1)

BioLok Acquisition Corp., a Delaware corporation (1)

Orthogen, LLC, a Delaware limited liability company (2)

BioHorizons Iberica SL, a Spanish entity (3)

BioHorizons GmbH, a German entity (3)

BioHorizons Australia Pty Ltd, an Australian entity (3)

BioLok International Inc., a Delaware corporation (4)

Orthogen Corporation, a New Jersey corporation (5)

Bio-Lok Int’l Pty Inc., an Australian corporation (5)

Micro-Lok Mexico S.A. Dee C.V., a Mexican entity (5)

Bio-Lok Chile S.A., a Chilean entity (6)

(1) a majority-owned subsidiary of BioHorizons, Inc.

(2) a partially-owned subsidiary of BioHorizons, Inc.

(3) a subsidiary of BioHorizons Implant Systems, Inc.

(4) a subsidiary of BioLok Acquisition Corp.

(5) a subsidiary of BioLok International Inc.

(6) a partially-owned subsidiary of each of BioHorizons, Inc. and BioLok International Inc.